Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Bill Wohl	Michael Picariello
Commvault	Commvault
732-870-4310 bwohl@commvault.com @billwohl61	732-728-5380 ir@commvault.com
Commvault Announces New Governance Initiatives to Support Strategic Transformation Plan

-- Board to Form CEO Search Committee, Retain Leading Executive Search Firm to Assist in Leadership Succession --

-- Two New Independent Directors to Join the Board --

-- New Operations Committee to be Formed to Evaluate Margin and Revenue Growth Opportunities and to Conduct Capital Return Review --

-- N. Robert Hammer Anticipated to Remain as Chairman after Successor Appointed --

TINTON FALLS, NJ – May 1, 2018 - Commvault (NASDAQ: CVLT), a global leader in enterprise backup, recovery, archive and the cloud, today announced governance initiatives designed to support its new strategic transformation plan, Commvault Advance. This new strategic plan and the governance initiatives announced today follow constructive dialogue with Elliott Management and an associated cooperation agreement between Elliott and the company.
Commvault Advance is a multi-pronged transformation initiative designed to drive sustained business performance and accelerate the company’s growth in both revenue and operating margins. With this plan in place and the associated operating priorities clearly defined, N. Robert Hammer and the Commvault Board of Directors have determined that it is the appropriate time to begin a search for a new CEO to lead the company through its next stage. The Commvault Board will appoint a search committee and will retain an executive search firm to assist with the external search. Mr. Hammer will continue to lead Commvault as Chairman, CEO and President until his successor is appointed. It is anticipated that Mr. Hammer will remain as Chairman of the Board after his successor is appointed.
"This is a time of opportunity and transformation for Commvault,” said N. Robert Hammer, Chairman, CEO and President of Commvault. “The changes we are making across the company are designed to ensure we fully capitalize on Commvault’s market leadership and fortify a foundation for continued success well into the future. As we are unveiling new strategic initiatives intended to drive Commvault’s next phase of growth, I believe now is the right time to begin the transition to our next generation of leadership. Our dialogue with Elliott showed that we are closely aligned on many matters, and we are pleased to be moving in a direction that we believe will enable us to deliver increased value creation for our shareholders and customers alike.”
Daniel Pulver, Lead Independent Director of the Commvault Board, said, “During his 20-year tenure as our CEO, Bob built Commvault into an industry leader. He guided the company through its successful

IPO, and thanks to his foresight and vision, Commvault was able to capitalize on new technologies and market shifts, including the introduction of the cloud, the growth of mobile technology and the development of new IT infrastructure. The results of his efforts have been tremendous growth and shareholder value creation. We thank Bob for his substantial contributions and for continuing to serve as CEO as we undertake a smooth leadership transition. We are pleased that he will continue to help oversee the implementation of the company’s growth strategy both during this transition and into the future.”
Jesse Cohn, partner and senior portfolio manager at Elliott Management, said, “We commend Bob Hammer on his leadership and vision in building Commvault into the company it is today, and we will continue to benefit from his insights through this transition. Today’s announcement will bring about Commvault’s next chapter of value creation and operational focus, and we look forward to working closely with Bob and the rest of the Board on this exciting opportunity.”
New Independent Directors and Operations Committee
To ensure skill sets are aligned with the company’s new strategic direction and to facilitate Board refreshment, the Commvault Board of Directors will appoint two new independent directors prior to the 2018 Annual Meeting of Shareholders. The new directors will be identified by Elliott, subject to approval of the Board. Upon these appointments, two existing Board members will resign, resulting in a Board that continues to be comprised of 11 directors.
The Commvault Board has also formed an Operations Committee comprised of two existing independent directors and the two new directors, which will work closely with the company’s management team on a comprehensive review of Commvault’s business to identify additional opportunities to further propel Commvault Advance and its profitable growth and value creation objectives. The company will engage a leading outside consultant to work with the Operations Committee on this review, which will include examining, together with its financial advisors, capital return options and a study of the potential repatriation of off-shore cash. The company intends to announce the results of the Committee’s operating and capital review, including updated margin targets, in connection with Commvault’s fiscal 2019 second quarter financial results.
Pursuant to the cooperation agreement, Elliott has agreed to certain customary standstill provisions, including withdrawing their proposed director candidates for election at Commvault’s 2018 Annual Meeting and to voting in favor of the company's proposed slate of directors at the 2018 Annual Meeting. The full cooperation agreement between Commvault and Elliott will be filed on a Form 8-K with the Securities and Exchange Commission.
About Bob Hammer at Commvault
During Mr. Hammer’s tenure as CEO, which began in March 1998, Commvault has successfully capitalized on industry changes, including expanding its offerings to include mobile and cloud based solutions and achieved significant growth. Highlights of Hammer’s contributions to Commvault include:

•	Successfully leading the company through its IPO in September 2006;

•	Delivering shareholder value. Since its initial public offering in 2006 at $14.50 per share, the company share price has grown to more than $69.95 as of April 30, 2018;

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Increasing revenues to more than $699 million in the fiscal year ended March 31, 2018 from $151 million in the fiscal year ended March 31, 2007, the first fiscal year reported following the company’s IPO;

•	Expanded the company’s operations into a global software leader, with operations spanning from Australia to China, from Singapore to India, across North America and all of EMEA.

•	Based on a comprehensive software platform, built the company’s growth organically.

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Building an industry leading set of data management and protection solutions including, the Commvault Data Platform, Commvault HyperScale™ Appliance and Software solutions, Galaxy, QiNetix and Simpana; and

•	Being placed for seven consecutive years in the Leaders’ Quadrant of the Gartner Magic Quadrant for Data Center Backup and Recovery Solutions.
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About Commvault
Commvault is the recognized leader in backup and recovery. Commvault’s converged data management solution redefines what backup means for the progressive enterprise through solutions that protect, manage, and use their most critical asset — their data. Commvault software, solutions and services are available from the company and through a global ecosystem of trusted partners. Commvault employs more than 2,700 highly-skilled individuals across markets worldwide, is publicly traded on NASDAQ (CVLT), and is headquartered in Tinton Falls, New Jersey in the United States. To learn more about Commvault visit www.commvault.com.

Safe Harbor Statement: Customers' results may differ materially from those stated herein; Commvault does not guarantee that all customers can achieve benefits similar to those stated above. This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding Commvault's beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2018 Commvault Systems, Inc. All rights reserved. Commvault, Commvault and logo, the "C hexagon” logo, Commvault Systems, Solving Forward, SIM, Singular Information Management, Commvault HyperScale, ScaleProtect, Commvault OnePass, Commvault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, IntelliSnap, Recovery Director, CommServe, CommCell, ROMS, APSS, Commvault Edge, Commvault GO, and CommValue are trademarks or registered trademarks of Commvault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.